# Delaware

The First State

*I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "REGAL 286 LENOX LLC", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF NOVEMBER, A.D. 2019, AT 10:39 O`CLOCK A.M.*

Jeffrey W. Bullock, Secretary of State

7705202 8100
SR# 20198103408

Authentication: 204022748
Date: 11-18-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:39 AM 11/15/2019
FILED 10:39 AM 11/15/2019
SR 20198103408 - File Number 7705202

**CERTIFICATE OF FORMATION**

**OF**

**Regal 286 Lenox LLC**

The undersigned authorized person, for the purpose of forming a limited liability company pursuant to the provisions of the Limited Liability Company Act of the State of Delaware (the "LLCA"), hereby certifies as follows:

1. The name of the limited liability company is: Regal 286 Lenox LLC

2. The registered office of the company in the State of Delaware is c/o United Corporate Services, Inc., 874 Walker Road, Suite C, in the City of Dover, County of Kent in the State of Delaware, 19904. The name of the company's registered agent at that address is United Corporate Services, Inc.

**IN WITNESS WHEREOF,** the undersigned has executed this Certificate of Formation of Regal 286 Lenox LLC this 15th day of November, 2019.

/s/Joey Kelley
Joey Kelley, Authorized Person